UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2012

Carriage Services, Inc.

(Exact name of registrant as specified in is charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:

(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In the press release dated November 1, 2012 Carriage Services, Inc. (“the Company”) announced and commented on its financial results for its quarter ended September 30, 2012. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated by this reference. The information being furnished under Item 9.01 Financial Statements and Exhibits, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

The Company’s press release dated November 1, 2012 contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP. Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The 8-K filed on November 2, 2012, furnished a press release in which the Reconciliation of Diluted EPS from continuing operations to Adjusted Earnings per Share for the three and nine months ended September 30, 2011 and 2012 on page 12 of the release has been revised. The effect of $0.10 for the loss on the extinguishment of debt and other costs was presented separately for the three months ended September 30, 2012 but was not presented separately and was combined with other special items for the nine months ended September 30, 2012. The table on page 12 now presents the special items combined as also presented in the Reconciliation of Net Income for both periods stated. No other amendments are being made to the 8-K. The attached exhibit 99.1 presented here in has been corrected.

(d) Exhibits. The following exhibits are furnished as part of this current report on Form 8-K:

99.1	Press Release dated November 1, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: November 2, 2012	By:	/s/ Cliff Haigler
Cliff Haigler
Principal Accounting Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Press release dated November 1, 2012.